EXHIBIT 99.1
CONFIDENTIAL

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of this 16th day of February, 2007 by and among CLEAR CHOICE FINANCIAL, INC., a Nevada corporation (the "Company"), and CCF RESTRUCTURING, LLC, an Arizona limited liability company (“CCF”), LANCE MULLINS, CHAD MOONEY, NICK RUSSO, ED KENDLER, CINDY DIMMETTE and IRA BASKETT (collectively CCF, Mullins, Mooney, Russo, Kendler, Dimmette and Baskett are referred to herein as the “CCF Parties”), and STEPHEN AND KATSURA LUKE, husband and wife and each a resident of the state of Arizona (referred to individually herein as “S. Luke” and “ K. Luke” and collectively as the “Lukes”).

RECITALS:

A.    SGL Family Partners Ltd., an entity controlled by S. Luke, was the owner of 5,952,245 shares of common stock of the Company (the “Shares”).

B.    The Company entered into a Stock Purchase Agreement dated August 14, 2006 (the "Purchase Agreement") pursuant to which it agreed to purchase the Shares from S. Luke. The Purchase Agreement's sole security was a pledge of the Shares pursuant to a Stock Pledge Agreement dated August 14, 2006 (the "Pledge Agreement").

C.    The Company made the initial payment of $500,000 (the "Initial Payment") due under the Purchase Agreement but has defaulted on subsequent payments due under the Purchase Agreement. The parties now wish to cancel and rescind the Purchase Agreement and the Pledge Agreement.

D.    The Lukes agree, subject to the terms and conditions of this Agreement, to repay the Initial Payment and make the representations, warranties and covenants contained herein in exchange for the Company returning the Shares to S. Luke and making the covenants contained herein.

E.    The parties hereto desire to document the terms of this transaction and have agreed to enter into this Agreement for such purpose.

AGREEMENT:

ARTICLE I

FINANCIAL TERMS; CLOSING

1.1  Repayment to the Company. The Lukes shall pay to the Company at the Closing by certified or cashier's check the sum of $500,000. This payment shall constitute full repayment of the Initial Payment.

1.2  Return of Shares. It shall be a condition precedent to the closing that S. Luke shall have executed the Stock Purchase Agreement with CCF dated February 16, 2007 (the “CCF Purchase Agreement”) to purchase all but 400,000 of the Shares at the closing. Certificate No. 5341-5 representing the Shares shall be cancelled by the Company and at the Closing the Company shall deliver a new certificate for 400,000 shares registered in the name of SGL Family Partners Ltd. to S. Luke and a new certificate for 5,552,245 shares registered in the name of CCF Restructuring, LLC to CCF. Pending Closing, these two new certificates will be held by the Company’s legal counsel.

1.3     Cancellation and Rescission of Purchase and Pledge Agreements. The parties agree that upon closing the Purchase and Pledge Agreements shall automatically be cancelled, rescinded and of no further effect.

1.4     Closing. The closing of the transaction described in this Article I contemplated herein shall occur at Bade and Baskin, PLC, 80 East Rio Salado Parkway, Suite 515, Tempe, Arizona 85281 at the earliest practicable date but in no event later than February 28, 2007.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Lukes hereby represent and warrant to the Company as of the date of this Agreement and as of the Closing that:

2.1.    Agreement Binding. Neither the execution, delivery, nor performance of this Agreement by the Lukes will, with or without the giving of notice or the passage of time, or both, conflict with or result in a default, right to accelerate or loss of rights under, or result in the creation of, any lien, charge or encumbrance or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation, or any order, judgment or decree to which the Lukes are a party or by which the Lukes may be bound or affected.

2.2.    Full Settlement. The Lukes agrees that upon Closing no further compensation or other payment is due or owing to the Lukes from the Company whether in the form of cash or non-cash compensation with respect to any relationship between the Company and the Lukes.

ARTICLE III

COVENANTS

3.1.    Lukes Release. The Lukes and their heirs, executors, affiliated companies, successors, predecessors, assigns, present and former partners, principals, employees, agents, attorneys, and all other persons acting on behalf of the aforementioned parties (the "Luke Parties") hereby release and forever discharge the Company, its successors, assigns, affiliates, subsidiaries, divisions, present and former officers, directors, employees, shareholders, agents, attorneys, and all other persons acting on behalf of the aforementioned parties (the "Company Parties”) and the CCF Parties from any and all claims, debts, demands, suits, actions and causes of action of whatsoever kind and nature, whether in law or in equity, known or unknown that the Lukes or the Luke Parties may now have, at any time prior hereto ever had, or hereafter may have or could assert against the Company, the Company Parties or the CCF Parties for, upon or by reason of any matter, cause or thing whatsoever arising out of, set forth in, or connected with this transaction, the CCF Purchase Agreement, the Purchase Agreement or the Pledge Agreement.

3.2.    Company Release. The Company, the Company Parties and the CCF Parties hereby release and forever discharge the Lukes and the Luke Parties from any and all claims, debts, demands, suits, actions and causes of action of whatsoever kind and nature, whether in law or in equity, known or unknown that the Company, the Company Parties or the CCF Parties may now have, at any time prior hereto ever had, or hereafter may have or could assert against the Lukes or the Luke Parties for, upon or by reason of any matter, cause or thing whatsoever arising out of, set forth in, or connected with this transaction, the CCF Purchase Agreement, the Purchase Agreement or the Pledge Agreement.

3.3.    Scope of Release; Indemnification by the Lukes. The Lukes hereby acknowledge and agree that nothing contained in this Agreement shall release or discharge them from any and all claims, debts, demands, suits, actions and causes of action of whatsoever kind and nature, whether in law or in equity, known or unknown, for, upon or by reason of any matter, cause or thing whatsoever arising out of, set forth in, or connected with any act or omission to act by S. Luke while a shareholder of the Company, and that the Lukes hereby agree to indemnify and hold harmless the Company, the Company Parties and the CCF Parties (the “Indemnified Parties”) for, from and against damages, claims, causes of action, debts, expenses and any award, liability or judgment (including costs and reasonable attorney’s fees) assessed against any of the Indemnified Parties for any party other than any of the parties to this Agreement by any court of competent jurisdiction as a result of (i) any act or omission to act by S. Luke while a shareholder of the Company, (ii) any breach by the Lukes of any of their obligations hereunder, and (iii) the inaccuracy of any of the Lukes’ representations or warranties herein.

3.4.    Indemnification by the Company and CCF. The Company, the Company Parties and the CCF Parties hereby agree to indemnify and hold harmless the Lukes and the Luke Parties (the "Luke Indemnified Parties") for, from and against damages, claims, causes of action, debts, expenses and any award, liability or judgment (including costs and reasonable attorney's fees) assessed against any of the Luke Indemnified Parties for any party other than any of the parties to this Agreement by any court of competent jurisdiction as a result of (i) any breach by the Company, the Company Parties or the CCF Parties of any of their obligations hereunder and (ii) the inaccuracy of any of the Company, Company Parties or CCF Parties' representations or warranties herein.

3.5.    D & O Indemnification. The Company agrees that the Articles of Incorporation and By-laws of the Company shall not be amended, repealed or otherwise modified for a period from the date hereof until six years after the Closing in any manner that would adversely affect the rights thereunder of S. Luke to indemnification, advancement of expenses or exculpation from liability. It is understood and agreed that the Company shall, to the fullest extent permitted under Nevada law, indemnify, defend and hold harmless S. Luke against any losses in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation to the extent that it was based on the fact that S. Luke is or was a director, officer, employee, fiduciary or agent of the Company or its subsidiaries and arising out of actions or omissions or alleged actions or omissions occurring on or prior to the date of this Agreement. Any determination required to be made with respect to whether S. Luke's conduct complies with the standards set forth under Nevada law, the Articles of Incorporation or By-laws, as the case may be, shall be made by independent counsel mutually acceptable to the Company and S. Luke.

3.6.    Luke Covenant Not to Sue. The Lukes and the Luke Parties hereby agree and covenant not to sue the Company or the Company Parties for any and all claims, counterclaims, crossclaims, set-offs, debts, actions for contribution or indemnity, demands or any action whatsoever, in law or in equity, which the Lukes or the Luke Parties may now have, at any time prior hereto ever had or hereafter may have or could assert against the Company or the Company Parties for, upon or by reason of any matter, cause or thing whatsoever arising out of, set forth in or connected with the Purchase Agreement or Pledge Agreement.

3.7.    Company Covenant Not to Sue. The Company and the Company Parties hereby agree and covenant not to sue the Lukes or the Luke Parties for any and all claims, counterclaims, crossclaims, set-offs, debts, actions for contribution or indemnity, demands or any action whatsoever, in law or in equity, which the Company or the Company Parties may now have, at any time prior hereto ever had or hereafter may have or could assert against the Lukes or the Luke Parties for, upon or by reason of any matter, cause or thing whatsoever arising out of, set forth in or connected with the Purchase Agreement or Pledge Agreement.

3.8.    Release Not Applicable to Future Services. Notwithstanding any language to the contrary contained herein, any and all claims, debts, demands, suits, actions and courses of action arising from services rendered by the Lukes to the Company on or after the Closing shall not be released and discharged by Sections 3.1 and 3.2 of this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1.    Confidentiality. The Lukes and the CCF Parties will not discuss or disclose this Agreement or any of its terms with or to any unaffiliated person or entity not signing this Agreement, except as required by law, the Lukes will not voluntarily cooperate or aid any claimant adverse to the Company or the CCF Parties, and the Company and the CCF Parties will not voluntarily cooperate or aid any claimant adverse to the Lukes.

4.2.    Separate Counsel. Each of the parties warrant and confirm that Keller Rohrback, PLC has only represented the Company in connection with this Agreement and the transactions referenced herein or contemplated hereby. Keller Rohrback has not represented the CCF Parties or the Lukes and the Lukes were represented by Schian Walker PLC and Bade and Baskin PLC. The parties stipulate and agree that, in entering into this Agreement, they have relied upon the advice and representation of counsel and other advisors selected by them or have waived the right to do so. The Lukes and the CCF Parties particularly stipulate and agree that they and their counsel and advisors have not received and are not relying on any representations or warranty from any person or entity retained or employed by the Company in connection with their entry into this Agreement.

4.3.    Waiver of Breach or Default. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

4.4.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

4.5.     Paragraph Headings. The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

4.6.    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

4.7.    Applicable Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of Arizona applicable to contracts made and to be performed therein and the parties herein are subject to the personal jurisdiction of the courts in and for the State of Arizona, with venue to lie in Maricopa County.

4.8.    Severability. Wherever there is any conflict between any provisions of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

4.9.    Litigation. In the event of any litigation between the parties arising out of this Agreement, the prevailing party shall be entitled to recover its court costs and reasonable attorneys' fees.

4.10.  Entire Agreement and Modification. This Agreement represents the entire agreement by, between and among any of the parties and may be modified only by a duly authorized writing, executed by the Company, the CCF Parties and the Lukes or their respective heirs, successors or assigns.

4.11.  Additional Acts and Documents. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement.

[Signature Page Follows]

CLEAR CHOICE FINANCIAL, INC., a Nevada corporation

By:	/s/ Chad Mooney
Chad Mooney, CEO

/s/ Stephen Luke
Stephen Luke

/s/ Katsura Luke
Katsura Luke

CCF Restructuring, LLC

By:	/s/ Lance Mullins
Its:	Manager

/s/ Lance Mullins
Lance Mullins

/s/ Chad Mooney
Chad Mooney

/s/ Nick Russo
Nick Russo

/s/ Ed Kendler
Ed Kendler

/s/ Cindy Dimmette
Cindy Dimmette

/s/ Ira Baskett
Ira Baskett